UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2023

TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive offices)
75201
(Zip Code)
Registrant’s telephone number, including area code: (214) 932-6600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCBI	Nasdaq Stock Market
5.75% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share	TCBIO	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2023, Texas Capital Bancshares, Inc. (the "Company") amended and restated its employment agreement with Robert C. Holmes, President and Chief Executive Officer of the Company, (the “CEO Employment Agreement”) to extend the initial term of the CEO Employment Agreement for an additional three years to January 23, 2027. The CEO Employment Agreement also incorporates certain ministerial, clarifying and conforming changes, but there are no changes to the material terms of the CEO Employment Agreement other than as described herein.
The foregoing description of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits
10.1    Amended and Restated Employment Agreement, dated as of January 23, 2023, between Texas Capital Bancshares, Inc. and Robert C. Holmes

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 27, 2023	TEXAS CAPITAL BANCSHARES, INC.
		By:	/s/ J. Matthew Scurlock
J. Matthew Scurlock Chief Financial Officer